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Exhibit 5

                             THE BUSINESS LAW GROUP
                       455 South Orange Avenue, Suite 500
                                Orlando, FL 32801

                                February 18, 2003
SurgiLight, Inc.
12001 Science Drive, Suite 140
Orlando, Florida 32816

Dear Members of the Board of Directors:

You have asked us to provide you our legal opinion with regard to the legality of certain securities of SurgiLight, Inc. (the Company), covered by a Form SB-2 Registration Statement (the Registration Statement) originally filed with the Securities and Exchange Commission by the Company in electronic form on or about February 12, 2002, for the purpose of registering such securities under the Securities Act of 1933.

In connection with this opinion, we have examined the corporate records of the Company, including the Articles of Incorporation and Amendments thereto, the By-laws, and the Minutes of the Board of Directors and Shareholders meetings, the Registration Statement and such other documents and records as we have deemed relevant in order to render this opinion. In addition, the opinion expressed herein is limited to federal law and the laws of the State of Florida. In forming this opinion, we have relied upon the documents submitted to us by the Company and the representations made to us by its officers and directors.

Based upon the foregoing our opinion is as follows:


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1. The Company is duly and validly organized and is validly existing and in good standing under the laws of the State of Florida.

2. The Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our office and the use of our name under the heading of Legal Matters in the prospectus constituting a part of such Registration Statement.

Very truly yours,




                      /s/ TBLG
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                             THE BUSINESS LAW GROUP